                                                                     Exhibit 8.1

                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000
                                    _______

DIRECT DIAL NUMBER           FACSIMILE (212) 455-2500         E-MAIL ADDRESS


                                        May 7, 1999

Gildan Activewear Inc.
725 Montee de Liesse
Ville Saint-Laurent, Quebec
Canada, H4T 1P5

Dear Sirs:

     We have acted as special United States tax counsel to Gildan Activewear Inc. (the "Company"), in connection with the offering of Class A Subordinate Voting Shares of the Company (the "Class A Shares").

     In connection with the offering, we have examined the Registration Statment on Form F-1 filed by the Company with the Securities and Exchange Commission on March 17, 1999, Amendment No. 1 to the Registration Statement as filed with the Commission on April 15, 1999, and Amendment No. 2 to the Registration Statement to be filed with the Commission on the date hereof (such registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to

SIMPSON THACHER & BARTLETT

Gildan Activewear Inc.                      -2-                      May 7, 1999


us as drafts or as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such latter documents. Further, we have relied upon certain other statements and representations made by the officers of the Company and by the Company's representatives. We also have assumed that the Registration Statement will be in the form examined by us as set forth above.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements of legal conclusion set forth in the Registration Statement under the caption "Taxation -- U.S. Federal Income Taxation", subject to qualifications expressly stated therein, reflect our opinion as to the material federal income tax consequences of the acquisition, ownership and disposition of the Class A Shares. We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Taxation" and "Legal Matters" in the Prospectus included in the Registration Statement.


                                      Very truly yours,

                                      /s/ Simpson Thacher & Bartlett

                                      SIMPSON THACHER & BARTLETT